UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2010

 SECURED DIGITAL APPLICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25658	84-1357927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue, 10th Floor
New York, New York	10169
(Address of Principal Executive Offices)	(Zip Code)

(212) 551-1747
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On June 14, 2010, Secured Digital Applications, Inc.’s Malaysian subsidiary, Juta Ketara Sdn Bhd, entered into Joint Venture Agreement with Triband Resources, a Malaysian corporation to develop and construct a solar-wind hybrid energy farm on a 101 hectare site in Selangor, Malaysia.  Pending and subject to approval by the relevant regulatory authorities, the development and construction of the solar-wind farm is expected to commence in the fourth quarter of 2010 and completed in 2011.

The authorized share capital of the joint venture company will be Ringgit Malaysia Twenty Million (approximately US$6.06 million).  Under the Joint Venture Agreement, the shareholding structure ratio shall be 70:30 with 30% held by Juta Ketara.

Item 9.01   Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.

Document

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99.1

Joint Venture Agreement dated June 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED DIGITAL APPLICATIONS, INC.

Date: June 15, 2010	By:	/s/ Kamaruddin Bujang
Kamaruddin Bujang
President & Chief Executive Officer